Exhibit 99.1

Alarm.com Reports Third Quarter 2018 Results

-- Third Quarter SaaS and License Revenue grew 20.0% year-over-year to $74.3 million --
-- Third Quarter Total Revenue grew 24.3% year-over-year to $111.8 million --
-- Third Quarter GAAP Net Loss of $7.7 million, compared to $15.1 million Net Income for the Third Quarter of 2017 --
-- Third Quarter Non-GAAP Adjusted EBITDA increased to $25.8 million, compared to $19.5 million for the Third Quarter of 2017 --

TYSONS, VA., November 7, 2018 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its third quarter ended September 30, 2018. Alarm.com also provided its financial outlook for SaaS and license revenue for the fourth quarter of 2018 and increased its guidance for the full year of 2018.

“We’re pleased to report another solid quarter of growth,” said Steve Trundle, President and CEO of Alarm.com. “Our service providers continued to succeed in the market and expand their use of Alarm.com’s smart home and business services. The Alarm.com team also extended our technology advantage with the introduction of new products, including our video analytics service.”

Third Quarter 2018 Financial Results as Compared to Third Quarter 2017

•	SaaS and license revenue grew 20.0% to $74.3 million, compared to $61.9 million. SaaS and license revenue includes software license revenue of $10.5 million, compared to $9.3 million.

•	Total revenue grew 24.3% to $111.8 million, compared to $90.0 million.

•
GAAP net loss was $7.7 million, or $0.16 loss per diluted share, compared to $15.1 million net income, or $0.31 income per diluted share, primarily due to a $28.0 million expense related to an agreement to settle a putative class action lawsuit.

•	Non-GAAP adjusted EBITDA increased to $25.8 million, compared to $19.5 million.

•	Non-GAAP adjusted net income increased to $18.2 million, or $0.36 per diluted share, compared to $13.3 million or $0.27 per diluted share.

Balance Sheet and Cash Flow

•	Total cash and cash equivalents increased to $124.2 million as of September 30, 2018, compared to $96.3 million as of December 31, 2017.

•	For the quarter ended September 30, 2018, cash flows from operations were $19.8 million, an increase of $6.0 million from $13.8 million for the quarter ended September 30, 2017.

•	For the quarter ended September 30, 2018, free cash flow was $16.6 million, an increase of $4.7 million from $11.9 million for the quarter ended September 30, 2017.

Recent Business Highlights

•
Launched Video Analytics Service: Alarm.com’s video analytics and computer vision team deployed an artificial intelligence architecture and launched a new Video Analytics service for residential and business subscribers. The object classification and object tracking capabilities can distinguish between people, vehicles and animals, identify and monitor important events, and ignore routine activity. Subscribers can selectively control and manage notifications to enable an intelligent new layer of property awareness that enhances their Alarm.com video service.

•
Integrated Scenes with Siri Shortcuts for iOS and watchOS: Alarm.com subscribers can now create custom phrases for Siri to trigger connected device actions through their Alarm.com system. With a simple voice command, they can engage Alarm.com’s Scenes feature to adjust multiple devices in their home or business. Combining mobility and voice with multi-device smart home automations enables high-value voice assistant interactions with Alarm.com’s services from anywhere.

•
Launched In-App Severe Weather Messaging: Alarm.com’s service provider partners can now push critical information through the Alarm.com mobile app to customers affected by hurricanes and other major community emergencies that can impact system connectivity. Emergency Messaging enables Alarm.com’s service provider partners to reinforce their commitment to unmatched service during times when safety and security are top of mind for their customers. They can inform customers about approaching severe weather events, set expectations about potential service interruptions, and provide updated contact information.

•
Hosted PowerUp Training Conference: An extension of Alarm.com’s award-winning training program, the PowerUp Conference is an intensive multi-day learning experience designed to help service providers become more efficient at selling, installing, and supporting the full range of Alarm.com's smart home and business services. The immersive, hands-on training event offered more than 20 different sessions across 6 tracks customized to specific roles and responsibilities, such as installation technician, business operations, and sales and marketing. Attendance for this year's conference increased to more than 140 participants representing 50 service provider partners, and the expanded agenda offered innovative new learning experiences, including interactive troubleshooting, consultative workshops, and augmented support training.

•
EnergyHub Expands Partnership with Arizona Public Service (APS): EnergyHub’s distributed energy resource management system (DERMS) was selected to manage a range of grid-edge devices for APS, the largest and longest-serving electric utility in Arizona. EnergyHub’s platform will deliver load shifting, renewables matching, voltage support, peak demand reduction, and other critical grid services using a diverse range of grid-edge devices including battery energy storage, smart solar inverters, water heaters, and connected thermostats. EnergyHub has been working with APS on its connected thermostat energy efficiency program since 2017.

•
PointCentral Extends Solution with New CRM Integrations: PointCentral, an Alarm.com subsidiary, announced integrations with two new CRM platforms for the vacation rental management market. These robust application level interfaces further extend PointCentral’s enterprise-scale property automation solutions into workflows for guest access and property servicing and turnovers. PointCentral customers benefit from improved operations and greater satisfaction for both guests and property owners.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the fourth quarter of 2018 and is increasing its guidance for the full year 2018.

For the fourth quarter of 2018:

•	SaaS and license revenue is expected to be in the range of $76.3 million to $76.5 million.

For the full year of 2018:

•	SaaS and license revenue is expected to be in the range of $289.5 million to $289.7 million.

•	Total revenue is expected to be in the range of $407.5 million to $409.7 million, which includes anticipated hardware and other revenue in the range of $118.0 million to $120.0 million.

•	Non-GAAP adjusted EBITDA is expected to be in the range of $91.0 million to $91.5 million.

•	Non-GAAP adjusted net income is expected to be in the range of $63.8 million to $64.2 million, based on an estimated tax rate of 21.0%.

•	Based on an expected 50.0 million weighted average diluted shares outstanding, non-GAAP adjusted net income is expected to be $1.28 per diluted share.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its third quarter 2018 financial results and its outlook for the fourth quarter and full year 2018. A live audio webcast is scheduled to begin at 4:30 p.m. ET on November 7, 2018. To participate on the live call, analysts and investors should dial 866.588.3290 (U.S./Canada) or 262.558.6169 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through November 15, 2018 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 3438676. Alarm.com will also offer a live and archived webcast of the conference call accessible via Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of people depend on Alarm.com's technology to monitor and control their property from anywhere. Centered on security and remote monitoring, our platform addresses a wide range of market needs and enables application-based control for a growing variety of Internet of Things (IoT) devices. Our security, video monitoring, intelligent automation and energy management solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income per share and free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expenses are external incremental costs directly related to completing the acquisition and integration of the Connect and Piper business units from Icontrol Networks, Inc. We exclude acquisition-related expense from our non-GAAP financial measures because we believe it is useful for investors to understand the effects of this transaction and its integration costs on our total operating expenses.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude interest expense.

Other income, net: We exclude other income, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to our provision for income taxes from our adjusted EBITDA calculation. We also exclude the impact related to the adoption of the accounting standard for employee share-based transactions from our provision for income taxes within our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted. We do not consider these tax adjustments to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s continued enhancements of its platform and integrations, introduction of new product offerings and the Company’s future financial performance for the fourth quarter and full-year 2018. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s ability to retain service provider partners and residential and commercial subscribers and grow sales, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the reliability of the Company’s network operations centers, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the reliability of the Company’s hardware and wireless network suppliers, future financial prospects, as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2018 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
David Trone
Alarm.com
dtrone@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
SaaS and license revenue	$74,292	$61,924	$213,248	$171,078
Hardware and other revenue	37,556	28,038	95,844	79,066
Total revenue	111,848	89,962	309,092	250,144
Cost of revenue:
Cost of SaaS and license revenue	11,501	9,545	33,334	26,137
Cost of hardware and other revenue	30,491	22,288	73,523	62,166
Total cost of revenue	41,992	31,833	106,857	88,303
Operating expenses:
Sales and marketing	14,128	10,426	39,562	32,639
General and administrative	43,662	12,974	77,943	41,799
Research and development	22,869	19,257	64,767	53,840
Amortization and depreciation	5,891	5,071	16,154	12,781
Total operating expenses	86,550	47,728	198,426	141,059
Operating (loss) / income	(16,694)	10,401	3,809	20,782
Interest expense	(736)	(658)	(2,159)	(1,548)
Other income, net	717	342	1,533	716
(Loss) / income before income taxes	(16,713)	10,085	3,183	19,950
Benefit from income taxes	(9,061)	(5,018)	(10,413)	(8,981)
Net (loss) / income	(7,652)	15,103	13,596	28,931
Income allocated to participating securities	—	(6)	(2)	(14)
Net (loss) / income attributable to common stockholders	$(7,652)	$15,097	$13,594	$28,917

Per share information attributable to common stockholders:
Net (loss) / income per share:
Basic	$(0.16)	$0.32	$0.29	$0.62
Diluted	$(0.16)	$0.31	$0.27	$0.59
Weighted average common shares outstanding:
Basic	47,812,642	46,886,345	47,494,926	46,520,469
Diluted	47,812,642	49,259,701	49,593,918	49,074,279

Stock-based compensation expense included in operating expenses:	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Sales and marketing	$301	$181	$855	$359
General and administrative	1,191	584	3,700	1,908
Research and development	1,965	1,141	5,115	2,867
Total stock-based compensation expense	$3,457	$1,906	$9,670	$5,134

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$124,243	$96,329
Accounts receivable, net	55,461	40,634
Inventory, net	16,906	14,177
Other current assets	16,864	12,796
Total current assets	213,474	163,936
Property and equipment, net	28,349	23,459
Intangible assets, net	82,868	94,286
Goodwill	63,591	63,591
Deferred tax assets	26,596	18,444
Other assets	12,482	7,925
Total assets	$427,360	$371,641
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$57,994	$29,084
Accrued compensation	11,473	12,127
Deferred revenue	3,539	3,292
Total current liabilities	73,006	44,503
Deferred revenue	8,335	9,386
Long-term debt	68,000	71,000
Other liabilities	13,278	13,925
Total liabilities	162,619	138,814
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2018 and December 31, 2017.	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 48,003,929 and 47,215,720 shares issued; and 47,999,924 and 47,202,310 shares outstanding as of September 30, 2018 and December 31, 2017, respectively.	480	472
Additional paid-in capital	336,220	321,032
Accumulated deficit	(71,959)	(88,677)
Total stockholders’ equity	264,741	232,827
Total liabilities and stockholders’ equity	$427,360	$371,641

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2018	2017
Net income	$13,596	$28,931
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	108	(360)
Reserve for product returns	210	1,732
Amortization on patents and tooling	701	817
Amortization and depreciation	16,154	12,781
Amortization of debt issuance costs	81	70
Deferred income taxes	(9,108)	(6,360)
Undistributed losses from equity investees	—	120
Stock-based compensation	9,670	5,134
Disposal of property and equipment	285	—
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(15,145)	(1,342)
Inventory	(2,729)	(2,775)
Other assets	(5,072)	(8,122)
Accounts payable, accrued expenses and other current liabilities	28,472	7,975
Deferred revenue	(804)	(493)
Other liabilities	(1,441)	437
Cash flows from operating activities	34,978	38,545
Cash flows used in investing activities:
Business acquisitions, net of cash acquired	—	(154,289)
Additions to property and equipment	(9,317)	(7,652)
Investment in cost and equity method investees	—	(42)
Issuances of notes receivable	—	(5,000)
Receipt of payment on notes receivable	—	4,000
Cash flows used in investing activities	(9,317)	(162,983)
Cash flows from financing activities:
Proceeds from credit facility	—	67,000
Repayments of credit facility	(3,000)	(1,700)
Repurchases of common stock	(1)	(9)
Issuances of common stock from equity based plans	5,254	3,153
Cash flows from financing activities	2,253	68,444
Net increase / (decrease) in cash and cash equivalents	27,914	(55,994)
Cash and cash equivalents at beginning of the period	96,329	140,634
Cash and cash equivalents at end of the period	$124,243	$84,640

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Adjusted EBITDA:
Net (loss) / income	$(7,652)	$15,103	$13,596	$28,931
Adjustments:
Interest expense and other income, net	19	316	626	832
Benefit from income taxes	(9,061)	(5,018)	(10,413)	(8,981)
Amortization and depreciation expense	5,891	5,071	16,154	12,781
Stock-based compensation expense	3,457	1,906	9,670	5,134
Acquisition-related expense	—	221	—	5,842
Litigation expense	33,167	1,879	42,555	4,923
Total adjustments	33,473	4,375	58,592	20,531
Adjusted EBITDA	$25,821	$19,478	$72,188	$49,462

Adjusted net income:
Net (loss) / income, as reported	$(7,652)	$15,103	$13,596	$28,931
Benefit from income taxes	(9,061)	(5,018)	(10,413)	(8,981)
(Loss) / income before income taxes	(16,713)	10,085	3,183	19,950
Adjustments:
Less: Other income, net	(717)	(342)	(1,533)	(716)
Amortization expense	3,801	3,682	11,418	8,705
Stock-based compensation expense	3,457	1,906	9,670	5,134
Acquisition-related expense	—	221	—	5,842
Litigation expense	33,167	1,879	42,555	4,923
Non-GAAP adjusted income before income taxes	22,995	17,431	65,293	43,838
Income taxes [1]	(4,829)	(4,096)	(13,712)	(12,012)
Non-GAAP adjusted net income	$18,166	$13,335	$51,581	$31,826

1 Income taxes are calculated using a rate of 21.0% for each of the three and nine months ended September 30, 2018, as compared to 23.5% and 27.4% for the same periods in the prior year. The effective tax rate excludes the impact of the accounting standard for employee share-based payments (ASU 2016-09). The 21.0% rate for the three and nine months ended September 30, 2018 reflects the estimated long-term corporate tax rate which incorporates the impact of the Tax Cuts and Jobs Act signed into law in December 2017.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Adjusted net income attributable to common stockholders:
Net (loss) / income attributable to common stockholders, as reported	$(7,652)	$15,097	$13,594	$28,917
Benefit from income taxes	(9,061)	(5,018)	(10,413)	(8,981)
(Loss) / income attributable to common stockholders before income taxes	(16,713)	10,079	3,181	19,936
Adjustments:
Less: Other income, net	(717)	(342)	(1,533)	(716)
Amortization expense	3,801	3,682	11,418	8,705
Stock-based compensation expense	3,457	1,906	9,670	5,134
Acquisition-related expense	—	221	—	5,842
Litigation expense	33,167	1,879	42,555	4,923
Non-GAAP adjusted income attributable to common stockholders before income taxes	22,995	17,425	65,291	43,824
Income taxes [1]	(4,829)	(4,095)	(13,711)	(12,008)
Non-GAAP adjusted net income attributable to common stockholders	$18,166	$13,330	$51,580	$31,816

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Adjusted net income per share:
Net (loss) / income per share - basic, as reported	$(0.16)	$0.32	$0.29	$0.62
Benefit from income taxes	(0.20)	(0.11)	(0.22)	(0.19)
(Loss) / income before income taxes	(0.36)	0.21	0.07	0.43
Adjustments:
Less: Other income, net	(0.01)	(0.01)	(0.03)	(0.02)
Amortization expense	0.08	0.08	0.24	0.19
Stock-based compensation expense	0.07	0.04	0.20	0.11
Acquisition-related expense	—	—	—	0.13
Litigation expense	0.70	0.05	0.90	0.10
Non-GAAP adjusted income before income taxes	0.48	0.37	1.38	0.94
Income taxes [1]	(0.10)	(0.09)	(0.29)	(0.26)
Non-GAAP adjusted net income per share - basic	$0.38	$0.28	$1.09	$0.68

Non-GAAP adjusted net income per share - diluted	$0.36	$0.27	$1.04	$0.65

Weighted average common shares outstanding:
Basic, as reported	47,812,642	46,886,345	47,494,926	46,520,469
Diluted, as reported [2]	49,808,615	49,259,701	49,593,918	49,074,279

1 Income taxes are calculated using a rate of 21.0% for each of the three and nine months ended September 30, 2018, as compared to 23.5% and 27.4% for the same periods in the prior year. The effective tax rate excludes the impact of the accounting standard for employee share-based payments (ASU 2016-09). The 21.0% rate for the three and nine months ended September 30, 2018 reflects the estimated long-term corporate tax rate which incorporates the impact of the Tax Cuts and Jobs Act signed into law in December 2017.

2 For periods with GAAP net losses and non-GAAP adjusted net income, the weighted-average outstanding shares used to calculate diluted non-GAAP adjusted net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Free cash flow:
Cash flows from operating activities	$19,774	$13,809	$34,978	$38,545
Additions to property and equipment	(3,186)	(1,938)	(9,317)	(7,652)
Non-GAAP free cash flow	$16,588	$11,871	$25,661	$30,893